UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

STITCH FIX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38291	27-5026540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Montgomery Street, Suite 1500 San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

(415) 882-7765

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Lease Amendment

On January 29, 2018, Stitch Fix, Inc. (the “Company”) and Post-Montgomery Associates (the “Landlord”) executed an amendment (the “Third Amendment”) to the original lease dated November 10, 2015, as previously amended (the “Original Lease”), for office space located at 1 Montgomery Street, San Francisco, California.

Beginning June 1, 2018, the Third Amendment adds two additional floors of office space (the “Expansion Space”) to our Company’s headquarters, increasing the total leased space from approximately 95,250 square feet over five floors (the “Existing Space” and, together with the Expansion Space, the “Leased Space”) to approximately 133,951 square feet over seven floors. The Third Amendment provides for a ten year lease term for the Expansion Space and extends the lease term of the Existing Space by 4.5 years, to be coterminous with the term of the Expansion Space.

The monthly base rent for the Leased Space will start at $804,822 and escalate 3% each July 1. The Landlord has agreed to provide the Company with rent abatement related to the Expansion Space valued at $711,511.70 and a construction allowance of up to $3,885,570.

The foregoing description of the Third Amendment is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Third Amendment to Original Lease, executed January 29, 2018, between the Company and Post-Montgomery Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: February 2, 2018	By:	/s/ Scott Darling
Scott Darling Chief Legal Officer